UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2024

Terreno Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34603	27-1262675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 NE 8th Street, Suite 301

Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

(415) 655-4580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TRNO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2024, the Board of Directors of Terreno Realty Corporation (the “Company”) appointed John T. Meyer to the position of Chief Operating Officer, effective immediately.

Mr. Meyer, age 64, joined the Company in 2010 and most recently served as Executive Vice President overseeing the Company’s acquisitions and operations from August 2015 until his January 2024 promotion to Chief Operating Officer. Mr. Meyer previously served as the Company’s Senior Vice President overseeing the Company’s operations in the San Francisco Bay Area, Los Angeles and Miami from 2010 to August 2015. Mr. Meyer is also a member of the Company’s ESG Committee. From 1989 through 2009, Mr. Meyer worked at AMB Property Corporation (now Prologis, Inc., NYSE: PLD) in various capacities, including Finance, Operations, Acquisitions, and Customer Development. Mr. Meyer also established AMB’s Airport Facilities Group which was responsible for the development and acquisition of on-airport cargo facilities throughout the world. Mr. Meyer holds a BS degree in architecture from the University of Oklahoma and is a member of NAIOP.

There are no arrangements or understandings between Mr. Meyer and any other persons pursuant to which he was appointed as the Company’s Chief Operating Officer. Additionally, Mr. Meyer is not a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K, nor does he have any family relationships with any of the Company’s directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terreno Realty Corporation

	By:	/s/ Jaime J. Cannon
Date: January 12, 2024		Jaime J. Cannon
Executive Vice President and Chief Financial Officer